United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021 (October 29, 2021)

LAVA Medtech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40965	86-2973712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Wyman Street, Suite 300 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 530-3868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	LVACU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	LVAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	LVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, LAVA Medtech Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 11,500,000 units (the “Units”), including 1,500,000 Units issued pursuant to the full exercise of the underwriters’ over-allotment option, on October 29, 2021. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $115,000,000.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 8,175,000 warrants (the “Private Placement Warrants”). The Private Placement Warrants were sold to LAVA Medtech Sponsor LP, a Delaware limited partnership (the “Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8,175,000.

In connection with the IPO, RBC Capital Markets, LLC, as representative of the several underwriters (the “Underwriter”), exercised its over-allotment option in full and, as a result, our Sponsor will not be forfeiting any of its shares of the Company’s Class B common stock, par value $0.0001 (the “Founder Shares”), and will continue holding 2,875,000 Founder Shares.

A total of $117,875,000, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Placement Warrants, was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company acting as trustee.

As of October 29, 2021, the balance of the Trust Account was $117,875,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (less up to $100,000 of interest that may be needed to pay dissolution expenses, if any), the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of 100% of the Company’s public shares if the Company has not completed an initial business combination within 18 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of October 29, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet as of October 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAVA MEDTECH ACQUISITION CORP.

By:	/s/ Anthony Natale
Name: Anthony Natale
Title: Chief Executive Officer

Dated: November 4, 2021